Exhibit 1.1

NEWELL RUBBERMAID INC.

$300,000,000 2.150% Notes Due 2018

$300,000,000 3.900% Notes Due 2025

Underwriting Agreement

October 14, 2015

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

      As Representatives

      of the several Underwriters

      named in Schedule II hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Newell Rubbermaid Inc., a Delaware corporation (the “Company”), proposes to sell, severally and not jointly, to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its 2.150% Notes Due 2018 ( the “2018 Securities”) and its 3.900% Notes Due 2025 identified in Schedule I hereto (the “2025 Securities” and together with the 2018 Securities, the “Securities”), to be issued under the indenture (the “Indenture”) dated as of November 19, 2014, by and between Newell Rubbermaid Inc. and U.S. Bank National Association, as trustee (the “Trustee”), relating to senior debt securities and the officers’ certificate thereunder establishing the terms of the Securities (the “Officers’ Certificate”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (No. 333-194324) for the registration of securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering of such Securities from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the “1933 Act Regulations”). Such registration statement has become effective, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). Such registration statement, as used with respect to the Securities, including the information deemed a part thereof pursuant to Rule 430B(f)(1) under the 1933 Act, on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such Section applies to the Company and the Underwriters for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Date”), including the schedules and exhibits thereto and all documents incorporated therein by reference pursuant to Item 12 of Form S-3 at the Effective Date, is hereinafter referred to as the “Registration Statement”; the base prospectus relating to the Securities in the form in which it has most recently been filed with the SEC on or prior to the date hereof is hereinafter referred to as the “Basic Prospectus”; the Basic Prospectus as amended and supplemented by a preliminary prospectus supplement relating to the Securities and as further amended and supplemented immediately prior to the time set forth on Schedule I as the “Applicable Time” (the “Applicable Time”) is hereinafter referred to as the “Pricing Prospectus”; the Basic Prospectus as amended or supplemented in final form, which is filed with the SEC pursuant to Rule 424(b) under the 1933 Act with respect to the Securities is hereinafter referred to as the “Final Supplemented Prospectus”; any reference herein to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; any reference to any amendment or supplement to the Basic Prospectus, any Pricing Prospectus or any Final Supplemented Prospectus shall be deemed to refer to and include any documents filed after the date of such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Basic Prospectus, Pricing Prospectus or Final Supplemented Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. The Pricing Prospectus and any Permitted Free Writing Prospectus (as defined in Section 4 hereof) listed on Annex A hereto, taken together, is hereinafter referred to as the “Pricing Disclosure Package.”

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

1. Representations and Warranties.

(a) Representations and Warranties. The Company represents and warrants to the Underwriters as of the date hereof and as of the Closing Date (as defined below) (each of the Closing Date and the date hereof being referred to as a “Representation Date”), as follows:

(i) Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(ii) Subsidiaries. Each subsidiary of the Company that is a significant subsidiary as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each a “Significant Subsidiary”) has been duly incorporated, is validly existing as a corporation (or, in the case of a Significant Subsidiary that is not a corporation, duly formed or organized, as the case may be, as the applicable type of entity) in good standing under the laws of the jurisdiction of its incorporation (or, if applicable, formation or organization), has the power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus and is duly qualified as a foreign corporation (or applicable type of entity) to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock (or, in the case of a Significant Subsidiary that is not a corporation, the partnership, membership, joint venture or other ownership or equity interests), owned directly or indirectly by the Company, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is so owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(iii) Registration Statement and Prospectus. The Company has filed with the SEC the Registration Statement, including the Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. Such Registration Statement became effective upon filing, and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending or, to the Company’s knowledge, threatened by the SEC. The Company has filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b) under the Securities Act, the Pricing Prospectus relating to the Securities. The Company will file with the SEC the Final Supplemented Prospectus relating to the Securities in accordance with Rule 424(b) under the Securities Act. The Registration Statement complies and the Final Supplemented Prospectus will comply, and any further amendments or supplements thereto, when any such amendments become effective or supplements are filed with the SEC, as the case may be, will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the “1939 Act Regulations”) and the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus do not and will not, (A) as of the Effective Date as to the Registration Statement and any amendment thereto, (B) as of the Applicable Time as to the Pricing Disclosure Package and (C) as of the date of the Final Supplemented Prospectus as to the Final Supplemented Prospectus or as of the date when any supplement is filed as to the Final Supplemented Prospectus as further supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the case of the Registration Statement and any amendment thereto, and, in the light of the circumstances under which they were made, not misleading in the case of the Pricing Disclosure Package and the Final Supplemented Prospectus as further supplemented; except that the Company makes no representations or warranties with respect to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act or (2) statements or omissions made in a Permitted Free Writing Prospectus, the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such on Schedule I hereof. Each Permitted Free Writing Prospectus does not include anything that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to any statement or omissions made in a Permitted Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein. The Pricing Disclosure Package and each electronic road show, when taken together as a whole with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Pricing Disclosure Package based upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such on Schedule I hereof.

(iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Pricing Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and as of such time of filing, when read together with the Pricing Prospectus and any Permitted Free Writing Prospectus, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Final Supplemented Prospectus or any further amendment or supplement thereto, when such documents are filed with the SEC, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and when read together with the Final Supplemented Prospectus as it otherwise may be amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) Well Known Seasoned Issuer. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the 1933 Act, and (D) at the Applicable Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Company agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

(vi) Accountants. Ernst & Young LLP, who audited certain financial statements of the Company and its consolidated subsidiaries, was, at the time of such audit, an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and under the applicable rules and regulations of the Public Company Accounting Oversight Board.

(vii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Final Supplemented Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Final Supplemented Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus present fairly the information required to be stated therein.

(viii) Authorization and Validity of this Agreement, the Indenture and the Securities. This Agreement has been duly and validly authorized, executed and delivered by the Company; the Indenture has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture, the Officers’ Certificate and the Company Order required under Sections 301 and 303 of the Indenture, respectively, against payment of the consideration therefor specified in the Pricing Disclosure Package and the Final Supplemented Prospectus, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles; the Securities and the Indenture will be substantially in the form heretofore delivered to the Underwriters, and each holder of the Securities will be entitled to the benefits provided by the Indenture.

(ix) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, except as may otherwise be stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, including a material adverse change to net current assets or stockholders equity, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries that are material to the Company and its subsidiaries considered as one enterprise, other than those in the ordinary course of business, and (C) except for regular dividends on the Company’s common stock or preferred stock in amounts per share that are consistent with past practices or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and there has been no increase in principal amount of long-term debt.

(x) Description of the Securities and the Indenture. The Indenture has been qualified under the 1939 Act. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Pricing Disclosure Package and the Final Supplemented Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xi) No Defaults. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except when such default would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the issuance and sale of the Securities, the compliance by the Company with its obligations hereunder and thereunder and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus (including the issuance and sale of the Securities and the use of proceeds from the sale of the Securities as described in the Pricing Disclosure Package and the Final Supplemented Prospectus under the caption “Use of Proceeds”), will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries (or, in the case of a Significant Subsidiary that is not a corporation, the provisions of the governing or organizational documents, as the case may be, applicable to such Significant Subsidiary) or any law, administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company.

(xii) Catastrophic Events. The Company has not sustained a loss on account of fire, flood, accident, terrorism or other calamity which materially and adversely affects the business of the Company and its subsidiaries taken as a whole, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, regardless of whether or not such loss shall have been insured.

(xiii) Legal Proceedings; Contracts. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which will, in the opinion of the Company, result in any Material Adverse Effect or will materially and adversely affect the performance by the Company of its obligations under this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

(xiv) Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, and other than as described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s or any of its subsidiaries’ knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(xv) No Authorization, Approval or Consent Required. No authorization, approval, consent, order, certificate, permit or decree of any court or governmental agency or body, including, without limitation, the SEC, is required for the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or in connection with the sale of the Securities hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities (“Blue Sky”) laws.

(xvi) Inapplicability of Investment Company Act of 1940. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Prospectus Supplement, will not be an “investment company” or “business development company” within the meaning of the Investment Company Act of 1940, as amended, including the rules and regulations related thereto.

(xvii) Commodity Exchange Act. The Securities, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers’ Certificate, will be excluded or exempted under the provisions of the Commodity Exchange Act.

(xviii) Anti-Bribery Compliance. Except for prior conduct that would be de minimis in amount or nature, (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder as amended, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, and (ii) the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the U.K. Bribery Act 2010 and similar laws of any other relevant jurisdiction, and the rules or regulations thereunder and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xix) Anti-Money Laundering Compliance. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Sanctions Compliance. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently subject to any sanctions administered by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union or any member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom)

(collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions. Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(xxi) Internal Controls. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxii) Issuer Status. At the determination date for purposes of the Securities within the meaning of Rule 164(h) under the 1933 Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering or sale of the Securities shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto. The Underwriters may engage the services of any other broker or dealer in connection with the resale of any of the Securities purchased by them and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five (5) business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds. Delivery of the Securities shall be made at such location as the Representatives shall reasonably designate at least one (1) business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two (2) full business days in advance of the Closing Date. The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 2:00 p.m., New York time, on the business day prior to the Closing Date. As used herein, the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Underwriters’ Securities as soon after this Agreement is entered into as in the Representatives’ judgment is advisable. The terms of the public offering of the Underwriters’ Securities are set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus.

4. Free Writing Prospectuses.

(a) The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than each “free writing prospectus” set forth on Annex A hereto or subsequently consented to in writing by the Representatives (each, a “Permitted Free Writing Prospectus”).

(b) Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 or one or more free writing prospectuses through customary Bloomberg distribution that do not contain substantive changes from or additions to the information contained in the Permitted Free Writing Prospectus attached hereto as Annex A.

(c) The Company agrees to prepare a pricing term sheet, substantially in the form attached hereto as Annex B, and approved by the Representatives, and to file such pricing term sheet pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule.

(d) The Company has complied and will comply with the requirements of Rules 433 and 164 under the 1933 Act applicable to any free writing prospectus, including timely SEC filing where required, legending and record keeping.

(e) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Final Supplemented Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a free writing prospectus or other document, the use of which has been consented to by the Representatives, which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives, expressly for use therein.

(f) The Company agrees that if there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Pricing Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

5. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Notice of Certain Events. The Company will notify the Underwriters immediately of (i) the filing and effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of the Final Supplemented Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Final Supplemented Prospectus, (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Final Supplemented Prospectus, including any document incorporated by reference therein, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final Supplemented Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using every reasonable effort to have such amendment or new registration statement declared effective as soon as practicable. In addition, after learning of either such event, the Company will forthwith notify the Underwriters if the rating assigned to any debt securities of the Company by any nationally recognized securities rating agency shall have been lowered, or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

(b) Notice of Certain Proposed Filings. The Company will give the Underwriters notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Securities, any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the Final Supplemented Prospectus (other than a supplement providing solely for the specification of the interest rates or formulas and issuance prices of the Securities sold pursuant hereto), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

(c) Copies of the Registration Statement and Prospectus. The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Final Supplemented Prospectus) as each Underwriter may reasonably request. The Company will furnish to each Underwriter as many copies of the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus (as amended or supplemented) as each Underwriter shall reasonably request so long as the requesting Underwriter is required to deliver the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus in connection with sales or solicitations of offers to purchase Securities. The Registration Statement, the Pricing Prospectus, any Permitted Free Writing Prospectus and the Final Supplemented Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Preparation of Prospectus Supplements. The Company will prepare, with respect to the Securities to be sold to the Underwriters pursuant to this Agreement, a Prospectus Supplement with respect to such Securities and will file such Prospectus Supplement pursuant to Rule 424(b) under the 1933 Act within the time period prescribed therefor under Rule 424(b).

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement and the Final Supplemented Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Final Supplemented Prospectus in order that the Final Supplemented Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Final Supplemented Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will immediately notify each Underwriter by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Securities or any resale thereof and, if so notified by the Company, each Underwriter shall forthwith promptly suspend such solicitation or resale and cease using the Prospectus as then amended or supplemented. The Company will, at its own expense, promptly prepare and file with the SEC, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Supplemented Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h) Lock Up. The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until after the Closing Date.

(i) Stabilization. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) 1934 Act Filings. The Company, during the period when the Final Supplemented Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the SEC pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(l) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities from the Company shall be subject to the accuracy of the representations and warranties on the part of the Company herein contained as of the date hereof and the Closing Date, and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof relating to such Securities, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. The Underwriters shall have received the following legal opinions, dated as of the Closing Date, and otherwise in form and substance satisfactory to the Underwriters:

(i) Opinion of General Counsel of Company. The opinion of the General Counsel of the Company to the effect that:

(A) Each Significant Subsidiary organized under the laws of a U.S. jurisdiction is validly existing in good standing under the laws of the jurisdiction of its organization and, to such counsel’s knowledge, each of the Company and each Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

(B) Each Significant Subsidiary has the power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as described in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(C) To such counsel’s knowledge, there are no legal or governmental proceedings before any court or governmental agency, authority or body or any arbitrator pending or threatened which are required to be disclosed in the Pricing Disclosure Package and the Final Supplemented Prospectus, other than those disclosed therein.

(D) The execution and delivery by the Company of this Agreement, the Indenture and the Securities, the performance by the Company of its agreements herein and therein and the incurrence by the Company of the indebtedness to be evidenced by the Securities will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or by which any of them are bound or to which any property or assets of the Company or any such Significant Subsidiary is subject.

(E) The Company’s authorized and outstanding equity capitalization is as set forth in the Pricing Disclosure Package and the Final Supplemented Prospectus as of the date or dates indicated herein; and the Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Supplemented Prospectus.

(F) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Final Supplemented Prospectus, will not be, an “investment company” or a “business development company” within the meaning of the Investment Company Act of 1940, as amended, including the rules and regulations related thereto.

(G) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(H) Each document filed pursuant to the 1934 Act and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Supplemented Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein) complied when filed or, if amended, when so amended, as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

(ii) Opinion of Company Counsel. The opinion of Schiff Hardin LLP, counsel to the Company, to the effect that:

(A) The Company and each Significant Subsidiary organized under the laws of a U.S. jurisdiction is validly existing and in good standing under the laws of the jurisdiction of its incorporation (or, if applicable, formation or organization).

(B) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Supplemented Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities.

(C) The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of the State of Georgia.

(D) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Company and this Agreement has been duly executed and delivered by the Company.

(E) The execution, delivery and performance of the Indenture have been duly authorized by all necessary corporate action by the Company and the Indenture has been duly executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

(F) The forms and terms of the Securities filed as exhibits to the Registration Statement or a Current Report on Form 8-K comply with the requirements of the Indenture applicable thereto; the Securities have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, the Indenture and the Officers’ Certificate and Company Order required under Sections 301 and 303 of the Indenture, respectively, against payment of the consideration therefor, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and each holder of Securities will be entitled to the benefits of the Indenture.

(G) The information in the Pricing Disclosure Package and the Final Supplemented Prospectus under the captions “Description of the Notes,” “Description of Debt Securities” and “Description of Capital Stock,” to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects, except that we express no opinion with respect to the portion of “Description of the Notes” under the heading “Book-Entry, Delivery and Form” and the portion of “Description of Debt Securities” under the heading “Global Securities.”

(H) The Indenture is qualified under the 1939 Act.

(I) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the

1933 Act; if filing of the Final Supplemented Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Supplemented Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

(J) At each time it became effective, the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

(K) The Final Supplemented Prospectus, as of its date and the date hereof, complies as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations under each of those Acts.

(L) The Pricing Disclosure Package, as of the Applicable Time, complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the rules and regulations under each of those Acts.

(M) The execution and delivery by the Company of this Agreement, the Indenture and the Securities, the performance by the Company of its agreements herein and therein and the incurrence by the Company of the indebtedness to be evidenced by the Securities will not violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any Material Contract, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-laws of the Company or any applicable law or any administrative regulation or administrative or court order or decree of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company that is listed in the officer’s certificate attached to such opinion. For purposes of the preceding sentence, “Material Contract” shall mean each indenture, loan agreement, note, lease, contract, agreement or arrangement contained on a schedule to such opinion.

(N) No authorization, consent, approval, order or decree of any court or governmental agency or body including, without limitation, the SEC, is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations, 1939 Act, the 1939 Act Regulations or any Blue Sky laws.

(iii) Opinion of Counsel to the Underwriters. The opinion of Winston & Strawn LLP, counsel to the Underwriters, covering the matters referred to in subparagraph (ii) under the subheadings (A) (solely with respect to the Company) and (F) to (M).

(iv) Reliance by Counsel. In rendering their opinion, the General Counsel of the Company and Schiff Hardin LLP may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware, New York and Illinois or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(v) Disclosure. In giving their opinions required by subsections (a)(i), (a)(ii) and (a)(iii) of this Section, the General Counsel of the Company, Schiff Hardin LLP and Winston & Strawn LLP, respectively, shall each additionally state that nothing has come to their attention that causes them to believe that the Registration Statement (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), at each Effective Date and at the date hereof and at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Pricing Disclosure Package at the Applicable Time (other than the financial statements and related schedules and other financial information included or incorporated by reference therein) and the Final Supplemented Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein), at the date hereof and at the Closing Date (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company hereby requests that counsel render the opinions provided for in Sections 6(a)(i) and 6(a)(ii) of this Agreement, on its behalf.

(b) Officer’s Certificate. On the date hereof and on the Closing Date there shall not have been since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Final Supplemented Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate or certificates of the chief financial officer, the treasurer or any assistant treasurer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied hereunder at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

(c) Comfort Letter. The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, a letter, dated as of each Representation Date, and otherwise in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and that they have performed a review of the unaudited condensed consolidated financial statements as reported in the Company’s Quarterly Reports on Form 10-Q covering periods since December 31, 2014, and audited financial information of the Company for the year ended December 31, 2014, as reported in the Company’s most recent Annual Report on Form 10-K filed on March 2, 2015.

(d) Ratings. With respect to the purchase of the Securities by the Underwriters, none of Moody’s, S&P or Fitch shall have lowered its rating as to the Securities since the date on which the Company agreed to issue and sell the Securities nor, since such date, shall any of such rating agencies have publicly announced (other than a reaffirmation of a previous announcement) that it has under a surveillance or review with possible negative implications its rating of the Securities.

(e) Additional Information. Prior to the Closing Date the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(f) Ranking. The Securities are not junior or subordinated to any other indebtedness of the Company.

(g) Other Documents. On the date hereof and on the Closing Date, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company (in writing, or orally if promptly confirmed in writing) at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding the provision of an earnings statement set forth in Section 5(f) hereof, the provisions concerning payment of expenses set forth in Section 9 hereof, the indemnity and contribution agreements set forth in Section 8 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions concerning governing law and forum set forth in Section 15 hereof shall remain in effect.

The documents required to be delivered by this Section 6 shall be delivered at the office of Winston & Strawn LLP, counsel for the Underwriters, at 35 West Wacker Drive, Chicago, Illinois 60601, on the applicable Representation Date.

7. Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any preliminary prospectus relating to the Securities, the Pricing Prospectus, any Permitted Free Writing Prospectus, any issuer free writing prospectus or the information contained in the final term sheets required to be prepared and filed pursuant to Section 4(c) hereto or the Final Supplemented Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company further agrees to reimburse each such indemnified party, as incurred, for any and all legal or other expenses whatsoever (including fees and disbursements of counsel chosen by the Underwriters) reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and to reimburse expenses, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements described in Section C of Schedule I which appear in the Basic Prospectus, the Pricing Prospectus, any Permitted Free Writing Prospectus or the Final Supplemented Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action or proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall retain counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action or proceeding for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s retention of counsel to represent the indemnified party in an action or proceeding, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or proceeding or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that in no event shall the indemnifying party be liable for the fees and expenses (which shall be reimbursed as they are incurred) of more than one separate counsel (plus any local counsel) representing the indemnified parties who are parties to such action or proceeding. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action, claim, or proceeding) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action, claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other hand from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Supplemented Prospectus. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, and each director, officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Payment of Expenses. The Company, whether or not any sale of Securities is consummated, will pay all expenses incident to the performance of its obligations under this Agreement, including, (a) the preparation and filing of the Registration Statement and all amendments thereto and any Permitted Free Writing Prospectus, the Pricing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (b) the preparation, filing and reproduction of this Agreement, (c) the preparation, printing or other reproduction, issuance and delivery of the Securities, including any fees and expenses relating to the use of book-entry Securities, (d) the fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, and of any calculation agent, (e) the qualification of the Securities under state securities laws in accordance with the provisions of Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey and any legal investment survey, (f) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of any Permitted Free Writing Prospectus, the Pricing Prospectus, the Final Supplemented Prospectus and any amendments or supplements thereto, (g) the preparation, printing or other reproduction and delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto, (h) any fees charged by rating agencies for the rating of the Securities, (i) the fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc. or listing on a securities exchange, (j) any advertising and other out-of-pocket expenses of the Underwriters incurred with the approval of the Company, (k) the cost of providing any CUSIP or other identification numbers for the Securities and (l) the fees and expenses of DTC (as defined in the Indenture) and any nominees thereof in connection with the Securities.

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Supplemented Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Representations, Warranties and Agreements to Survive Delivery. The covenant regarding the provision of an earnings statement set forth in Section 5(f) hereof, the provisions concerning payment of expenses set forth in Section 9 hereof, the provisions concerning governing law and forum set forth in Section 15 hereof and all representations, warranties, agreements, indemnities and other statements of the Company or its officers set forth in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person of such Underwriter, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities. The provisions of Section 8 shall survive the termination or cancellation of this Agreement.

12. Termination of this Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to the Closing Date (i) if there shall have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Final Supplemented Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if, since the date of this Agreement, there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering and delivery of the Securities, or (iii) if, since the date of this Agreement, trading in any securities of the Company shall have been suspended by the SEC or a national securities exchange or the over-the-counter markets, or if trading generally on the NASDAQ Stock Market, the New York Stock Exchange or the over-the-counter markets shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by either of said Exchanges, the over-the-counter markets or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Securities are denominated or payable, or if a material disruption in commercial banking or securities settlement or clearance services in such country shall have occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced (other than a reaffirmation of a previous announcement) since such date that it has under a surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Representatives’ attention any facts that would cause the Representatives to reasonably believe that the Final Supplemented Prospectus, at the time it was required to be delivered to the Underwriters, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Newell Rubbermaid Inc.

Three Glenlake Parkway

Atlanta, Georgia 30328

Attention: General Counsel

Fax: (770) 677-8737

If to Credit Suisse Securities (USA) LLC:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attention: LCD-IBD

Fax: (212) 325-4296

If to Citigroup Global Markets Inc.:

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

If to J.P. Morgan Securities LLC:

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk - 3rd Floor

Fax: (212) 834-6081

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

14. Parties. This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy, claim or obligation under or in respect of this Agreement or any provision contained herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of and binding upon the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.

15. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST AN UNDERWRITER IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE CITY OF NEW YORK. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Binding Effect. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

*                    *                     *                    *                     *

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

NEWELL RUBBERMAID INC.

By:	/s/ John B. Ellis
Name:	John B. Ellis
Title:	VP Treasurer

The foregoing Agreement is
hereby confirmed and accepted as of the date specified in
Schedule I hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Christopher J. Murphy
Name:	Christopher J. Murphy
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Authorized Signatory

For themselves and the other several
Underwriters, if any, named in
Schedule II to the foregoing Agreement.

SCHEDULE I

A.	Underwriting Agreement dated as of October 14, 2015

Registration Statement No.:	333-194324

Representatives:	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

B.	Title, Purchase Price and Description of Securities:

Title: 2.150% Notes due 2018

Principal amount: $300,000,000

Indenture: Indenture dated as of November 19, 2014 by and between Newell Rubbermaid Inc. and U.S. Bank National Association, as Trustee

Purchase price: 99.647% of principal amount, plus accrued interest, if any, from October 19, 2015 to the date of delivery

Sinking fund provisions: None

Optional Redemption Provisions: Make-Whole Call at any time at Treasury + 20 bps

Special Mandatory Redemption Provision: Upon the first to occur of either (i) June 28, 2016, if the acquisition of Elmer’s Products, Inc. (the “Acquisition”) is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Acquisition is terminated, in whole, at 101%.

Other provisions: Offer to purchase on change of control triggering event

Applicable Time: 3:15 p.m., New York time, October 14, 2015

Closing Date: October 19, 2015

Closing Location: At the offices of Winston & Strawn LLP in Chicago, Illinois

Title: 3.900% Notes due 2025

Principal amount: $300,000,000

Indenture: Indenture dated as of November 19, 2014 by and between Newell Rubbermaid Inc. and U.S. Bank National Association, as Trustee

Purchase price: 99.036% of principal amount, plus accrued interest, if any, from October 19, 2015 to the date of delivery

Sinking fund provisions: None

Optional Redemption Provisions: Make-Whole Call prior to August 1, 2025 at Treasury + 30 bps; Par Call on or after August 1, 2025

Special Mandatory Redemption Provision: Upon the first to occur of either (i) June 28, 2016, if the Acquisition is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Acquisition is terminated, in whole, at 101%.

Other provisions: Offer to purchase on change of control triggering event

Applicable Time: 3:15 p.m., New York time, October 14, 2015

Closing Date: October 19, 2015

Closing Location: At the offices of Winston & Strawn LLP in Chicago, Illinois

C.	Information provided by or on behalf of the several Underwriters for purposes of Sections 1(a)(iii) and 8(b):

The second sentence of the fourth paragraph and the first and second sentence of the sixth paragraph under the caption “Underwriting” in the prospectus supplement.

SCHEDULE II

Underwriters	Principal Amount of 2018 notes to be Purchased	Principal Amount of 2025 notes to be Purchased
Credit Suisse Securities (USA) LLC	$90,000,000	$90,000,000
Citigroup Global Markets Inc.	$69,000,000	$69,000,000
J.P. Morgan Securities LLC	$69,000,000	$69,000,000
Mitsubishi UFJ Securities (USA), Inc.	$24,000,000	$24,000,000
PNC Capital Markets LLC	$24,000,000	$24,000,000
Wells Fargo Securities, LLC	$24,000,000	$24,000,000

ANNEX A

Pricing term sheet in the form attached hereto as Annex B.

ANNEX B

PRICING TERM SHEET

Newell Rubbermaid Inc.

Title:	2.150% Notes due 2018	3.900% Notes due 2025

Issuer:	Newell Rubbermaid Inc.	Newell Rubbermaid Inc.

Principal Amount:	$300,000,000	$300,000,000

Denomination:	$2,000 × $1,000	$2,000 × $1,000

Maturity Date:	October 15, 2018	November 1, 2025

Coupon:	2.150%	3.900%

Interest Payment Dates:	April 15 and October 15, commencing April 15, 2016	May 1 and November 1, commencing May 1, 2016

Price to Public:	99.997%	99.686%

Benchmark Treasury:	0.875% due October 15, 2018	2.000% due August 15, 2025

Benchmark Treasury Yield:	0.851%	1.988%

Spread to Benchmark Treasury:	T + 130 bps	T + 195 bps

Yield to Maturity:	2.151%	3.938%

Optional Redemption:	At any time, at a make whole price equal to the greater of (a) 100% of the principal amount or (b) discounted present value of principal and interest at Treasury Rate plus 20 basis points, plus accrued interest to but excluding the redemption date.	At any time prior to August 1, 2025, at a make whole price equal to the greater of (a) 100% of the principal amount or (b) discounted present value of principal and interest that would be due if the notes matured on August 1, 2025 at Treasury Rate plus 30 basis points; and on or after August 1, 2025, at 100% of the principal; plus, in each case, accrued interest to but excluding the redemption date.

Special Mandatory Redemption:	Upon the first to occur of either (i) June 28, 2016, if the acquisition of Elmer’s Products, Inc. (the “Acquisition”) is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Acquisition is terminated, all of the Notes will be subject to a special mandatory redemption. The special mandatory redemption price will be equal to 101% of the initial issue price of the Notes, plus accrued interest to but excluding the redemption date.	Upon the first to occur of either (i) June 28, 2016, if the Acquisition is not consummated on or prior to such date, or (ii) the date on which the agreement relating to the Acquisition is terminated, all of the Notes will be subject to a special mandatory redemption. The special mandatory redemption price will be equal to 101% of the initial issue price of the Notes, plus accrued interest to but excluding the redemption date.

Expected Settlement Date:	October 19, 2015	October 19, 2015

CUSIP/ISIN:	651229 AR7 / US651229AR79	651229 AS5 / US651229AS52

Anticipated Ratings (Moody’s, S&P, Fitch):	Omitted	Omitted

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC
Co-Managers:	Mitsubishi UFJ Securities (USA), Inc. PNC Capital Markets LLC Wells Fargo Securities, LLC	Mitsubishi UFJ Securities (USA), Inc. PNC Capital Markets LLC Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037, calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, or calling J.P. Morgan Securities LLC collect at 1-212-834-4533.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

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